UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2023

Altitude Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39772	85-2533565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Perimeter Center Terrace Suite 151 Atlanta, Georgia	30346
(Address of principal executive offices)	(Zip Code)

(800) 950-2950

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, and one-half of one redeemable warrant	ALTUU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	ALTU	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	ALTUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Business Combination Agreement

On April 23, 2023, Altitude Acquisition Corp., a Delaware corporation (the “Company”), entered into a business combination agreement (the “Business Combination Agreement”) by and among the Company, Altitude Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Altitude (“Merger Sub”), Altitude Merger Sub II, LLC a Delaware limited liability company and a direct wholly owned subsidiary of Altitude (“Merger Sub II” and together with Merger Sub, the “Merger Subs”) Picard Medical, Inc., a Delaware corporation (“Picard”) and Hunniwell Picard I, LLC, solely in its capacity as the representative, agent and attorney-in-fact of the securityholders of Picard. The Business Combination Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Picard (the “First Merger”), with Picard surviving as a wholly-owned subsidiary of the Company (the “Surviving Corporation”) Immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and Merger Sub II, with Merger Sub II surviving as the surviving entity (the “Surviving Entity”, and such merger, the “Second Merger” and, together with the First Merger, the “Mergers”). Upon the closing of the Mergers (the “Closing”), it is anticipated that the Company will change its name to “Picard Medical Holdings, Inc.” and is referred to herein as “New Picard” as of the time following such change of name. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

Picard is the sole owner of SynCardia Systems LLC (“SynCardia”), a medical technology company focused on developing, manufacturing, and commercializing an implantable Total Artificial Heart (“TAH”) system designed to assume the full function of a human heart in patients suffering from advanced heart failure.

The board of directors of the Company (the “Board”) has unanimously approved and declared advisable the Business Combination Agreement and the Mergers and resolved to recommend approval of the Business Combination Agreement and related matters by the Company’s stockholders. The Closing is expected to occur in the second half of 2023, following the receipt of required approval by the stockholders of the Company and Picard, required regulatory approvals, the effectiveness of the registration statement on Form S-4 (“Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Mergers and the fulfilment of other conditions set forth in the Business Combination Agreement.

Consideration and Structure

Prior to the First Merger, each issued and outstanding share of Picard’s preferred stock, par value $0.0001 per share (“Picard Preferred Stock”), shall automatically convert into one (1) share of common stock of the Picard, par value $0.001 per share (“Picard Common Stock”). Each of Picard’s convertible notes that are outstanding prior to the First Merger, if any, will convert prior to the First Merger into shares of Picard Common Stock in accordance with the terms of such convertible notes. Each share of Picard Common Stock held by a Picard securityholder immediately prior to the First Effective Time (including shares issued upon conversion of Picard Preferred Stock and convertible notes, but not including dissenting shares) shall be automatically cancelled and converted into the right to receive a pro rata portion of an aggregate of 48,000,000 shares of common stock of New Picard, par value $0.001 per share (“New Picard Common Stock”), and an aggregate of 6,500,000 warrants to purchase shares of New Picard Common Stock at an initial exercise price of $11.50 per share (“New Picard Warrants”), plus up to an additional 6,500,000 New Picard Warrants if certain earnout conditions are satisfied (the “Earnout Warrants”). Each of Picard’s options that are outstanding and unexercised prior to the First Merger will be assumed by New Picard and converted into a New Picard option with the same terms and conditions. Each of Picard’s warrants that are outstanding and unexercised prior to the First Merger, whether or not then vested or exercisable, will be assumed by New Picard and will be converted into a warrant to acquire shares of New Picard Common Stock and will be subject to the same terms and conditions that applied to the Picard warrant immediately prior to the First Merger.

The Earnout Warrants will be held in escrow following the Closing and will be released to the Picard securityholders if, at any time during the five (5) year period following the Closing, the dollar volume-weighted average price (“VWAP”) of New Picard Common Stock for any 20 trading days within any 30 trading day period is greater than $12.50.

At the Closing, New Picard will issue 100,000 shares of New Picard Common Stock and 30,000 New Picard Warrants to certain service providers of Altitude.

Representations, Warranties and Covenants

The parties to the Business Combination Agreement have agreed to customary representations and warranties for transactions of this type. In addition, the parties to the Business Combination Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of Picard, the Company and their respective subsidiaries during the period between execution of the Business Combination Agreement and the Closing. The representations, warranties and covenants of the parties made under the Business Combination Agreement will not survive the Closing. Each of the parties to the Business Combination Agreement has agreed to use its reasonable best efforts to cause all actions and things necessary to consummate and expeditiously implement the Mergers.

Pursuant to the Merger Agreement, Picard and the Company will use commercially reasonable efforts to identify additional sources of financing for and negotiate the underlying subscription, financing and similar agreements in connection with the Closing (the “Closing Offering”).

Further, Picard will, as promptly as reasonably practicable after date of the Business Combination Agreement, but in no event later than May 5, 2023, deliver to the Company a private placement memorandum setting forth the final terms of a private placement of equity, equity-linked and debt financing for Picard (the “Picard Financing”). Picard and the Company will use commercially reasonable efforts to secure the Picard Financing prior to the Closing.

Conditions to Closing

Under the Business Combination Agreement, the obligations of the parties to consummate the Mergers are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the approval and adoption of the Business Combination Agreement and transactions contemplated thereby by requisite vote of the Company’s stockholders (the “Company Stockholder Approval”) and Picard’s stockholders (the “Picard Stockholder Approval”); (ii) the receipt of consents or approvals from the applicable governmental, regulatory or administrative authorities and each applicable waiting period or consent or approval under the HSR Act shall have expired, been terminated or obtained; (iii) there has not been any legal action, suit, claim or similar hearing or proceeding brought by any governmental body, agency, authority, court, arbitrator, or any public, private or industry regulatory authority, whether international, national, foreign, Federal, state, or local. to enjoin or otherwise restrict the consummation of the transactions; (iv) the aggregate cash proceeds from Company’s trust account, together with the proceeds from the certain permitted equity financings, equaling no less than $38,000,000 (after deducting any amounts paid to Company stockholders that exercise their redemption rights in connection with the Mergers and net of certain transaction expenses of the Company and Picard), of which not less than $10,000,000 shall be from the Closing Offering; (v) Picard shall have performed or complied with, in all material respects, all of its obligations required to be performed or complied with at or prior to the Closing Date; (vi) the Company shall have performed or complied with, in all material respects, all of its obligations required to be performed or complied with at or prior to the Closing Date; (vii) the accuracy of the representations and warranties, and the performance of the covenants and agreements, of the Company, the Merger Subs and Picard, respectively, subject to customary materiality qualifications; (viii) the absence of a material adverse effect with respect to Picard; (ix) the Company’s initial listing application with Nasdaq in connection with the Mergers has been conditionally approved and, immediately following the First Effective Time, the Company has satisfied any applicable initial and continuing listing requirements of Nasdaq, and the Company has not received any notice of non-compliance therewith, and the New Picard Common Stock has been approved for listing on Nasdaq; and (x) the execution of the Registration Rights Agreement and the Lock-Up Agreement.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, without limitation: (i) by the Company or Picard, if the Closing has not occurred by October 1, 2023, which date shall be automatically extended to December 11, 2023 if the SEC has not declared the Registration Statement effective on or prior to October 1, 2023, but only if the party seeking to terminate is not in material breach; (ii) by the Company or Picard, in the event an applicable governmental, regulatory or administrative authority has issued a final and non-appealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the Mergers; (iii) by the Company or Picard, in the event any applicable law is in effect making the consummation of the Mergers illegal; (iv) by the Company or Picard, if the other party has breached any of its respective representations, warranties, agreements or its respective covenants contained in the Business Combination Agreement, such failure or breach would render certain conditions precedents to the Closing incapable of being satisfied, and such breach or failure is not cured by the time allotted; (v) by the Company and Picard, by mutual consent; (vi) by Picard if the Company Stockholder approval is not obtained; (vii) by the Company if the Picard Stockholder Approval is not obtained by October 1, 2023; (viii) by the Company if, in the Company’s reasonable discretion, Picard’s PCAOB audited financial statements reflect a material deterioration in Picard’s financial condition as compared to the financial statements delivered to the Company before the Merger Agreement was signed; and (ix) by the Company, at any time prior to obtaining the Company Stockholder Approval, in order to enter into any Business Combination Proposal that the Board of Directors of the Company determines in good faith to be more favorable than the Mergers and reasonable capable of being completed; provided, however, in the case of (ii) and (iii), such ability to terminate is only available if failure by the party seeking to terminate the Business Combination Agreement to fulfill any obligation under the Business Combination Agreement has not been the primary cause of, or primarily resulted in, as applicable, the failure of the Closing to occur. In the case of (ix), the Company shall pay Picard a termination fee of $2,800,000 within seven calendar days following such termination.

Governance

The initial board of directors of New Picard following the Closing will consist of seven members, of which two will be designated by Sponsor with each of such designees qualifying as an independent director under applicable stock exchange rules, and the remaining five will be designated by Picard, with at least two of such designees qualifying as independent directors. Executive management of Picard will become the executive management of New Picard following the Closing.

The foregoing description of the Business Combination Agreement and the Mergers does not purport to be complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”). The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement is being filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the SEC. Investors and security holders are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, on April 23, 2023, Altitude Acquisition Holdco LLC (the “Sponsor”) entered into a support agreement with the Company and Picard (the “Sponsor Support Agreement”). Under the Sponsor Support Agreement, Sponsor agreed to vote, at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, all of the common stock of the Company held by the Sponsor in favor of (i) the approval and adoption of the Mergers,; (ii) adoption and approval of the an amended and restated certificate of incorporation of New Picard (the “New Picard Certificate of Incorporation”), in a form to be mutually agreed to by the Company and Picard, which shall provide for, among other things, the change of the name of the Company to “Picard Medical Holdings, Inc.”; (iii) approval of New Picard’s equity incentive plan; (iv) approval of the issuance of shares under applicable Nasdaq listing rules; (v) approval to adjourn the Company’s stockholder meeting, if necessary; and (vi) approval to obtain any and all other approvals necessary or advisable to effect the consummation of the Mergers as determined by the company (the proposals set forth in the forgoing clauses (i) through (vi) collectively, the “Company Proposals”); and (vii) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Business Combination Agreement and the approval of the Company Proposals. In addition, the Sponsor Support Agreement prohibits the Sponsor from, among other things, selling, assigning or transferring or redeeming any Class A common stock of the Company (“Company Class A Common Stock”) held by it. In addition, the Sponsor Support Agreement provides that the Sponsor will, in connection with the Closing (x) forfeit an aggregate amount of up to 4,500,000 shares of Class A Common Stock held by the Sponsor immediately prior to the Closing, with such number of forfeited shares to be reduced by 20,000 shares for each $1,000,000 by which the proceeds of the Closing Offering plus the funds remaining in the Company’s trust account (after giving effect to redemptions and any financial incentives or discounts given to incentivize non-redemption and the repayment of any outstanding debt to the Sponsor) together with the proceeds from any Picard Financing, exceeds $38,000,000, (y) forfeit 6,500,000 warrants of the Company, each whole warrant exercisable for one Company Class A Share at an initial exercise price of $11.50 per share (the “Company Warrants”) held by Sponsor immediately prior to the Closing, and (z) deposit with Continental Stock Transfer & Trust Company, acting as escrow agent, 1,250,000 shares of Company Class A Common Stock (the “Sponsor Earnout Shares”) and 1,000,000 Company Warrants (the “Sponsor Earnout Warrants” and together with the Sponsor Earnout Shares, the “Sponsor Earnout Securities”). The Sponsor Earnout Securities will be released to the Sponsor upon achievement of the following milestones at any time during the five year period following the Closing: (i) 500,000 Sponsor Earnout Shares will be released if the VWAP of New Picard Common Stock is equal to or greater than $12.50 for any 20 trading days within any 30 trading day period, (ii) 250,000 Sponsor Earnout Shares and 1,000,000 Earnout Warrants will be released upon the closing of the acquisition by the Company or New Picard, as applicable, of at least 10,000,000 Company Warrants or New Picard Warrants, as applicable, from public investors, and (iii) 750,000 Sponsor Earnout Shares will be released upon the release of the Sponsor Earnout Shares and Sponsor Earnout Warrants pursuant to both (i) and (ii) of this paragraph. Any Sponsor Earnout Securities that have not been released from escrow on the date that is five years after the Closing shall be forfeited.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the full text of the Sponsor Support Agreement, a copy of which is included as Exhibit 10.1 to this Current Report.

Picard Support Agreements

In connection with the execution of the Business Combination Agreement, on April 23, 2023, certain Picard stockholders holding an aggregate of approximately 90% of the outstanding Picard equity, on an as-converted to Picard Common Stock basis, and 100% of the outstanding Picard Preferred Stock (together, the “Picard Supporting Stockholders”) entered into support agreements with the Company and Picard (the “Picard Support Agreements”). Under the Picard Support Agreements, each Picard Supporting Stockholder agreed that, following the SEC declaring effective the Registration Statement, to execute and deliver a written consent with respect to the outstanding shares of Picard Common Stock and Picard Preferred Stock held by such Picard Supporting Stockholder (the “Subject Picard Shares”) approving the Business Combination Agreement and the transactions contemplated thereby. In addition to the foregoing, each Picard Supporting Stockholder agreed that at any meeting of the holders of Picard capital stock, each such Picard Supporting Stockholder will appear at the meeting, in person or by proxy, and cause its Subject Picard Shares to be voted (i) to approve and adopt the Business Combination Agreement and the transactions contemplated thereby, including the Mergers; (ii) against any (A) any merger, consolidation, share exchange, business combination or other similar transaction or (B) any sale, lease, exchange, transfer or other disposition of all or a material portion of the assets of Picard (a “Alternative Proposal”); and (iii) against any amendment of the certificate of incorporation, or bylaws of Picard or proposal or transaction that would impede or frustrate the provisions of the Picard Support Agreements, the Business Combination Agreement or the transactions contemplated thereby. In addition, the Picard Support Agreements prohibit the Picard Supporting Stockholders from, among other things, (i) transferring any of the Subject Picard Shares; (ii) entering into (a) any option, warrant, purchase right, or other contact that would require the Picard Support Stockholders to transfer the Subject Picard Shares, or (b) any voting trust, proxy or other contract with respect to the voting or transfer of the Subject Picard Shares; or (iii) or taking any action in furtherance of the forgoing.

The Picard Support Agreement provides that the Picard Supporting Stockholders will not directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any inquiry, proposal, or offer which constitutes, or could reasonably be expected to lead to, an Alternative Proposal in their capacity as such, (ii) participate in any discussions or negotiations regarding, or furnish or receive any nonpublic information relating to the Picard or its subsidiaries, in connection with any Alternative Proposal, (iii) approve or recommend, or make any public statement approving or recommending an Alternative Proposal, (iv) enter into any letter of intent, merger agreement or similar agreement providing for an Alternative Proposal, (v) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence with respect to voting of the Picard capital stock intending to facilitate any Alternative Proposal or cause any holder of shares of Picard capital stock not to vote to adopt the Business Combination Agreement and approve the Mergers and the other transactions contemplated thereby, (vi) become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of Picard that takes any action in support of an Alternative Proposal or (vii) otherwise resolve or agree to do any of the foregoing.

Picard’s Supporting Stockholders each also irrevocably waived, and agreed not to exercise or assert, any dissenters’ or appraisal rights under Delaware law in connection with the Mergers and the Business Combination Agreement.

The foregoing description of the Picard Support Agreements does not purport to be complete and is qualified in its entirety by the full text of the form of Picard Support Agreement, a copy of which is included as Exhibit 10.2 to this Current Report.

Other Agreements

The Business Combination Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the agreements described below.

Registration Rights Agreement

In connection with the Closing, the Company, Picard, and certain of their respective stockholders will enter into an amended and restated registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, New Picard will be required to register for resale securities held by the stockholders party thereto. In addition, the holders will have certain demand and “piggyback” registration rights. New Picard will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Form of Registration Rights Agreement, a copy of which is included as Exhibit 10.3 to this Current Report.

Lock-Up Agreement

In connection with the Closing, the Company and certain record and/or beneficial owner of equity securities of Picard (“Holders”) will enter into a lock-up agreement (the “Lock-Up Agreement”). Pursuant to the Lock-Up Agreement, the Holders will agree, subject to customary exceptions, not to transfer (a) any shares of New Picard Common Stock received by them as consideration in the Mergers (the “Lock-Up Shares”) for the period ending on the earliest of (x) the date this is one (1) year following the Closing Date, (y) the date on which the closing price of shares of New Picard Common Stock on Nasdaq equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for twenty (20) of any thirty (30) consecutive trading days commencing at least 150 days after the Closing, and (z) the date on which New Picard completes a liquidation, merger, capital stock exchange, reorganization or similar transaction that results in all of New Picard’s stockholders having the right to exchange their shares of New Picard Common Stock for cash, securities or other property and (b) any warrants of received as consideration in the Mergers (including the Earnout Warrants) for a period of 30 days after Closing.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the full text of the Form of Lock-Up Agreement, a copy of which is included as Exhibit 10.4 to this Current Report.

Item 7.01 Regulation FD Disclosure.

On April 24, 2023, the Company and Picard issued a joint press release announcing that on April 23, 2023, they executed the Business Combination Agreement. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated by reference herein.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that will be used by the Company and Picard in connection with the Mergers.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (“Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Important Information About the Mergers and Where to Find It

A full description of the terms of the business combination will be provided in a Registration Statement on Form S-4 to be filed with the SEC by the Company that will include a prospectus with respect to the New Picard’s securities to be issued in connection with the business combination and a proxy statement with respect to the shareholder meeting of the Company to vote on the business combination. The Company urges its investors, shareholders and other interested persons to read, when available, the preliminary proxy statement/prospectus as well as other documents filed with the SEC because these documents will contain important information about the Company, Picard and the business combination. After the registration statement is declared effective, the definitive proxy statement/prospectus to be included in the registration statement will be mailed to shareholders of the Company as of a record date to be established for voting on the proposed business combination. Once available, shareholders will also be able to obtain a copy of the S-4, including the proxy statement/prospectus, and other documents filed with the SEC without charge, by directing a request to: Altitude Acquisition Corp., 400 Perimeter Center Terrace, Suite 151, Atlanta Georgia 30346. The preliminary and definitive proxy statement/prospectus to be included in the registration statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

The Company and Picard and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed business combination described in this Current Report under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 23, 2023, and is available free of charge at the SEC’s website at www.sec.gov or by directing a request to: Altitude Acquisition Corp., 400 Perimeter Center Terrace, Suite 151, Atlanta Georgia 30346. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company stockholders in connection with the proposed business combination will be set forth in the registration statement containing the proxy statement/prospectus for the proposed business combination when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity, the Company’s and Picard’s expectations with respect to future performance and anticipated financial impacts of the Mergers, the satisfaction of the closing conditions to the Mergers and the timing of the completion of the Mergers. These statements are based on various assumptions, whether or not identified in this Current Report on or the exhibits hereto, and on the current expectations of the respective management of the Company and Picard and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company and Picard. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic business, market, financial, political, and legal conditions; the inability of the parties to successfully or timely consummate the proposed Mergers, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Mergers or that the approval of the stockholders of the Company or Picard is not obtained; failure to realize the anticipated benefits of the proposed Mergers; risks relating to the uncertainty of the projected financial information with respect to Picard; risks related to the performance of Picard’s business; the development, effects and enforcement of laws and regulations; Picard’s ability to manage future growth; Picard’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform; the effects of competition on Picard’s business; the amount of redemption requests made by the Company’s stockholders; the ability of the Company or Picard to obtain financing in connection with the Mergers or in the future; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors discussed in Company’s annual report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 23, 2023 under the heading “Risk Factors,” and other documents the Company has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither the Company nor Picard presently know, or that the Company or Picard currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s and Picard’s expectations, plans, or forecasts of future events and views as of the date of this Current Report and the exhibits hereto. The Company and Picard anticipate that subsequent events and developments will cause the Company’s and Picard’s assessments to change. However, while the Company and Picard may elect to update these forward-looking statements at some point in the future, the Company and Picard specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s and Picard’s assessments as of any date subsequent to the date of this Current Report. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No Offer or Solicitation

This Current Report is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1 +	Business Combination Agreement, dated as of April 23, 2023, by and between Altitude Acquisition Corp, Altitude Merger Sub I, Inc., Altitude Merger Sub II, LLC, Picard Medical, Inc. and Hunniwell Picard I, LLC

10.1	Sponsor Support Agreement, dated as of April 23, 2023, by and between Altitude Acquisition Holdco LLC, Altitude Acquisition Corp. and Picard Medical, Inc.

10.2	Form of Picard Support Agreement, dated as of April 23, 2023.

10.3	Form of Amended and Restated Registration Rights Agreement.

10.4	Form of Lock-Up Agreement.

99.1	Press Release, dated April 24, 2023.

99.2	Investor Presentation.

104	Cover Page Interactive Data File (formatted as inline XBRL)

+

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altitude Acquisition Corp.

By:	/s/ Gary Teplis
Name: Gary Teplis
Title: Chief Executive Officer

Dated: April 24, 2023